EXHIBIT 10.1
                                                                    ------------

EXTENSION OF STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER 28, 2004 BETWEEN LIFEWAY FOODS, INC. AND DANONE FOODS, INC.


                                    EXTENSION
                                       TO
                             STOCKHOLDERS' AGREEMENT


     This EXTENSION TO STOCKHOLDERS' AGREEMENT (the "Extension") is hereby entered into as of the 28th day of September, 2004 by and among Lifeway Foods, Inc., an Illinois corporation (the "Company"), Danone Foods, Inc., a Delaware corporation (the "Stockholder"), and the other persons who are parties (the "Holders") to that certain Stockholders' Agreement by and among the Company, the Stockholder, and the Holders dated as of October 1, 1999, as amended on December 24, 1999 (collectively, the "Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to those terms in the Agreement.

     WHEREAS, the Standstill Period and the operative period of Section 6.02 of the Agreement shall expire on October 1, 2004;

     WHEREAS, each of the parties to the Agreement desires to amend the Agreement to extend the Standstill Period and the operative period of Section
6.02 of the Agreement as more fully provided in this Extension; and

     WHEREAS, pursuant to Section 7.01 of the Agreement, the time for the performance of any obligations under the Agreement may be extended by an instrument in writing signed by the parties to be bound thereby.

     NOW, THEREFORE, in consideration of the entry of the parties into this Extension and for other good and valuable consideration, the receipt of which is acknowledged herein, the parties hereto agree as follows:

     1. Extension of Standstill Period. The Standstill Period shall be extended to include any time during the period beginning on October 1, 1999 and ending at the close of business on October 29, 2004 and during which the Stockholder Beneficially Owns 10% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.

     2. Extension of Non-competition Period. The period referenced in Section 6.02(a) of the Agreement shall be extended to include the period beginning on October 1, 1999 and ending at the close of business on October 29, 2004.

     3. Governing Law. This Extension shall be governed by and construed in accordance with the laws of the State of Illinois.

     4. No Waiver of Other Rights. The execution, delivery and effectiveness of this Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the parties to the Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Waiver is hereby executed as of the date first above written.


LIFEWAY FOODS, INC.,                        DANONE FOODS, INC.,
an Illinois corporation                     a Delaware corporation


By: /s/ Julie Smolyansky                    By: /s/ Donna R. Besteiro
Name: Julie Smolyansky                      Name: Donna R. Besteiro
Its: President                              Its: Assistant Secretary and General
                                                 Counsel